EXHIBIT 99.2

             Summit Research Awarded $3.2 Million USASMDC Contract; Potential Value Estimated at $24.4 Million If All Options Exercised

     HUNTSVILLE, Ala.--(BUSINESS WIRE)--Jan. 6, 2005--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT") and engineering services provider, today announced that one of the Company's operating divisions, Summit Research Corporation ("Summit/DFI"), was recently awarded a $3.2 million contract by the U.S. Army Space and Missile Defense Command (USASMDC) to provide advanced weapons, sensors, and airborne sensor technologies research and development. The estimated potential value of the award is $24.4 million if all options are exercised. The contract award consists of a Basic Effort award valued at approximately $400,000 and award options Option I, Option II and Option III valued at approximately $6 million, $9 million and $9 million respectively. The Basic Effort and approximately $2.8 million of Option I have been exercised and funded.
     Under the terms of this award, Summit/DFI will support the Advanced Technology Directorate of USASMDC by providing highly-integrated capability for the design, analysis, and testing of sensors and airborne sensor and weapons platforms. This experience will be leveraged to provide capabilities and components that can be transitioned into current development and acquisition programs. The Advanced Technology Directorate of USASMDC is advancing critical technologies that can feed into thrust areas identified by the Program Executive Office, Air, Space and Missile Defense (PEOASMD). This effort will benefit the Government by providing technologies in the categories of Weapons Technologies, Sensor Technologies, and Airborne Sensor Technologies.

     About Digital Fusion

     Digital Fusion is an information technology and engineering services company that helps its customers make the most of technology to meet their business needs. Digital Fusion's IT Services division provides solutions to both government and commercial customers, focused in the following areas: Business Process Automation, Application Development and Data Management, Application Security, Web Portals and Digital Dashboards, System Integration and IT Support. Digital Fusion's Engineering Services division supports a variety of customers with state-of-the-art solutions that include: Computational Aerodynamics/CFD; Optical Systems Design, Development and Test; Thermo/structural Dynamics; Models and Simulations; Hardware-in-the-Loop Testing; Program Analysis; and Ground/Flight Planning, Execution, and Data Analysis. Based in Huntsville AL, Digital Fusion also has offices in Washington D.C., Orlando, and New Jersey. For additional information about Digital Fusion visit http://www.digitalfusion.com.
     Forward Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project", "anticipate," "believe," "estimate," "expect," "plan", "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.


     CONTACT: Digital Fusion, Inc., Huntsville
              Roy E. Crippen, 256-837-2620
              rcrippen@digitalfusion.com